Exhibit 4.27

Unconditional Guaranty dated March 31, 2017 by and among the Registrant, Dougherty’s Pharmacy, Inc., and Dougherty’s Pharmacy Forest Park, LLC, Dougherty’s Pharmacy Humble, LLC, Dougherty’s Pharmacy El Paso, LLC, and Dougherty’s Pharmacy McAlester, LLC (the “Guarantors”) in favor of Cardinal Health 110, LLC.

UNCONDITIONAL GUARANTY

Unless otherwise defined in this Unconditional Guaranty, each capitalized term used herein that is defined in a certain Amended and Restated Fixed Rate Note dated as of even date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Note”) shall have the meaning ascribed to such term in the Note. As an inducement for Cardinal Health 110, LLC (together with its successors and assigns, “Lender”), (i) to make one or more loans or extend credit to, to supply or continue to supply, as applicable, Dougherty’s Holdings, Inc. (“Borrower”), with merchandise or services, (ii) to authorize or continue to authorize, as the case may be, one or more suppliers of any Cardinal Health Affiliate to accept orders from and make drop shipments to Borrower on the credit of any Cardinal Health Affiliate, or (iii) otherwise to extend or make available credit or to keep such credit available (whether under a loan agreement, promissory note, credit application, or otherwise, as applicable), to Borrower, and in consideration of the foregoing, the undersigned (“Guarantor”), who will directly and indirectly benefit from such financial accommodations made to Borrower by Lender, hereby irrevocably and unconditionally:

(a)              Guarantees to Lender, for itself and as agent for each other Cardinal Health Affiliate, the punctual and full payment (and not merely the ultimate collectability) of all sums, indebtedness, and obligations of every kind and nature now or hereafter due from Borrower and its affiliates and subsidiaries (whether now existing or hereafter created or acquired) (each, a “Borrower Affiliate”) to Lender or any other Cardinal Health Affiliate, or their respective successors and assigns, whether or not such sums are now or hereafter evidenced by open account, one or more promissory notes, or any other document, including without limitation the Note Indebtedness and the Other Indebtedness;

(b)             Agrees to indemnify and save harmless (a) SunTrust Bank, its parent company and its respective Subsidiaries and affiliates, and their respective successors and assigns; and (b) Cardinal Health, Inc., its respective Subsidiaries and affiliates (including Cardinal Health Affiliates), their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively, the “Indemnified Persons”) Lender and each other Cardinal Health Affiliate against and from any and all losses, damages, liabilities, and claims now or at any time hereafter arising directly or indirectly out of any failure by Borrower or any Borrower Affiliate to promptly and fully perform all of its obligations to any Indemnified Persons or any other Cardinal Health Affiliate against and from any and all losses, damages, liabilities, and claims now or at any time hereafter arising directly or indirectly out of any failure by Borrower or any Borrower Affiliate to promptly and fully perform all of its obligations to any Indemnified Persons; and

(c)              Agrees to pay to Lender on demand the costs and expenses incurred by Lender or any other Cardinal Health Affiliate in enforcing any indebtedness, liability, or obligation of Guarantor under this guaranty, including without limitation reasonable attorneys’ fees (clauses (a) through (c) above, collectively, the “Obligations”).

Guarantor hereby agrees with Lender as follows:

(1)             Guarantor hereby promises that if one or more of the Obligations are not paid promptly when due, Guarantor will, upon request of Lender, pay the Obligations to Lender, irrespective of any action or lack of action on Lender’s or any other Cardinal Health Affiliate’s part in connection with the acquisition, perfection, possession, enforcement or disposition of any or all Obligations or any or all security therefor or otherwise, and further irrespective of any invalidity in any or all Obligations, the unenforceability thereof or the insufficiency, invalidity or unenforceability of any security therefor.

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(2)             This guaranty is absolute and unconditional. Except as expressly provided herein to the contrary, no act or omission of any nature whatsoever by Lender, any other Cardinal Health Affiliate, Borrower, or any other person shall release or otherwise affect the obligations of Guarantor under this guaranty. Guarantor acknowledges and agrees that this guaranty shall remain in full force and effect regardless of the solvency or insolvency of Borrower at any time, the reorganization or dissolution of Borrower, or any change in the composition, nature, personnel, or ownership of Borrower. This guaranty is a continuing guaranty, and, in addition to covering all present Obligations, will extend to all future Obligations, whether such Obligations are reduced, amended, or entirely extinguished and thereafter increased or reincurred. This guaranty is made and will remain in effect until the Obligations are paid in full and until Borrower has no right to request further advances under the documents or instruments evidencing the Obligations. Lender’s rights hereunder shall be reinstated and revived, and this guaranty shall be fully enforceable, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender or any other Cardinal Health Affiliate upon the bankruptcy, insolvency or reorganization of Borrower, Guarantor, or any other person, or as a result of any other fact or circumstance, all as though such amount had not been paid.

(3)             Guarantor hereby waives any right which Guarantor may at any time have against Borrower, or any other party liable for any Obligation, as the result of the performance by Guarantor of its obligations under this Guaranty, including but not limited to contractual, statutory and common law rights of subrogation, reimbursement and indemnification.

(4)             Guarantor hereby waives notice of the incurrence of additional indebtedness by Borrower, the occurrence of any adverse changes to Borrower’s financial condition and the occurrence of any and all defaults on the part of Borrower. Guarantor also hereby waives notice of any and all acceptances of this guaranty, presentment for payment, demand, notice of dishonor or other nonpayment, protest, and notice of protest with respect to any and all Obligations. Further, Guarantor hereby waives any and all defenses arising by reason of any failure by Lender or any other Cardinal Health Affiliate to pursue Borrower or any of its assets with due diligence, any impairment of collateral, any failure to resort to other security or remedies available to Lender or such other Cardinal Health Affiliate, notice of sale or other disposition of any collateral or security now held or hereafter acquired by Lender, and any and all suretyship defenses or defenses arising out of the guarantor-principal relationship. Without the consent of or notice to Guarantor: (a) any extension, forbearance, lenience, and indulgence of any nature, whether one or more, may be granted to Borrower; (b) any contracts, agreements, leases, other documents or arrangements may be amended, replaced or modified in any way whatsoever; (c) additional collateral, security, or guaranties may be accepted from Borrower or others from time to time; and (d) any collateral, security, or other guaranties may be released, modified, or substituted from time to time. None of the foregoing shall affect the obligations of Guarantor under this guaranty. No indulgence granted by Lender or any other Cardinal Health Affiliate to Borrower or to Guarantor, and no omission or delay on Lender’s or any other Cardinal Health Affiliate’s part in exercising any right against, or in taking any action to collect from or pursue Lender’s or such other Cardinal Health Affiliate’s remedies against Borrower or Guarantor, or any of them, will release, discharge or modify the duties of Guarantor. Guarantor further agrees that neither Lender nor any other Cardinal Health Affiliate will be required to pursue or exhaust any of its rights or remedies against Borrower or Guarantor, or any of them, with respect to payment of any of the Obligations, or to pursue, exhaust or preserve any of its rights or remedies with respect to any collateral, security or other guaranties given to secure the Obligations, or to take any action of any sort, prior to demanding payment from or pursuing its remedies against Guarantor.

(5)             Guarantor agrees to furnish true and complete financial statements from time to time on request of Lender and agrees that failure to furnish such financial statements may constitute or be deemed to constitute a default or event of default of the Obligations.

(6)             This guaranty shall not preclude or otherwise affect any of Lender’s or any other Cardinal Health Affiliate’s rights or remedies against Borrower, but neither Lender nor any other Cardinal Health Affiliate shall have any obligation to enforce its rights or pursue its remedies against Borrower in the event of any default. Any attempt by Lender or any other Cardinal Health Affiliate to enforce such rights or pursue such remedies against Borrower shall not constitute a waiver of any rights or remedies against Guarantor under this guaranty. This guaranty remains fully enforceable irrespective of any defense which Borrower may assert to the underlying debt, including but not limited to failure of consideration, breach of warranty, bankruptcy, lack of legal capacity or authority, ultra vires, lender liability, and usury.

(7)             In the event that any payment which Lender or any other Cardinal Health Affiliate receives in connection with the discharge of any of the Obligations is challenged as a preference under 11. U.S.C. §547 or any other avoidable transfer under the bankruptcy code, and Lender or any other Cardinal Health Affiliate pays an amount to Borrower as debtor in possession or to a bankruptcy trustee, whether pursuant to court order or by agreement, Guarantor shall, upon demand, reimburse Lender or such other Cardinal Health Affiliate for the full amount so paid. If Borrower files a petition in bankruptcy, the automatic stay under section 362(a) of the bankruptcy code shall not delay or otherwise affect Guarantor’s obligation to pay all sums then due by Borrower or that would be due and payable but for the automatic stay.

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(8)             This guaranty shall inure to the benefit of and be enforceable by Lender and its successors and assigns and shall be binding upon and enforceable against Guarantor and its successors and assigns.

(9)             If there is more than one undersigned Guarantor, the term “Guarantor,” as used herein, shall include all of such undersigned and each and every provision of this guaranty shall be binding on each and every one of the undersigned and they shall be jointly and severally liable hereunder and Lender shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

(10)          This guaranty shall not establish any obligation or commitment of Lender or any other Cardinal Health Affiliate to extend credit to Borrower, to supply Borrower with merchandise or services, or to accept any orders from Borrower, it being understood by Guarantor that this guaranty is a condition precedent to Lender’s and the other Cardinal Health Affiliates’ willingness to commence or continue to offer, as applicable, any such extension, supply, or acceptance with respect to Borrower.

The Obligations hereunder shall be secured by a Security Agreement dated March 31, 2017 as it may be amended from time to time.

(11)          This guaranty shall be governed by the laws of the State of Ohio. If and only to the extent that any court of competent jurisdiction determines that it is impossible to construe any of the provisions in this guaranty consistently with all laws and public policies, and consequently holds that provision to be invalid, then such holding shall not affect the validity of any other provision in this guaranty. This guaranty and the Related Documents are intended to integrate all the terms and conditions of this guaranty and to supersede all oral representations and negotiations with respect to the subject matter. No course of dealing, course of performance or trade usage, and no parol evidence of any nature shall be used to supplement or modify any terms of this guaranty. There are no conditions to the full effectiveness of this guaranty. Upon the death or legal incompetence of Guarantor, the Obligations under this guaranty shall, at the option of Lender, become due and payable.

(12)          GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO. GUARANTOR HEREBY SUBMITS TO THE VENUE AND JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN COLUMBUS, OHIO OR IN OR NEAR DUBLIN, OHIO FOR ANY ACTION OR PROCEEDING ARISING OUT OF THIS GUARANTY AND HEREBY WAIVES THE DEFENSE, IF ANY, THAT SUCH COURT CONSTITUTES AN INCONVENIENT FORUM.

REMINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the undersigned Guarantor has executed this Unconditional guaranty as of the date and year first set forth above.

THE UNDERSIGNED GUARANTOR ALSO ACKNOWLEDGES THAT ITS CREDIT HISTORY MAY BE A FACTOR IN THE EVALUATION OF THIS GUARANTY BY LENDER AND HEREBY CONSENTS TO AND AUTHORIZES THE USE BY LENDER OF A CREDIT REPORT ON THE UNDERSIGNED, FROM TIME TO TIME, AS LENDER MAY DEEM NECESSARY IN ITS CREDIT EVALUATION PROCESS.

ASCENDANT SOLUTIONS, INC.
A Texas Corporation

By: /s/ Mark S. Heil
Name: Mark S. Heil
Its: President/CFO

DOUGHERTY’S PHARMACY, INC.
A Texas Corporation

By: /s/ Mark S. Heil
Name: Mark S. Heil
Its: President/CFO

DOUGHERTY’S PHARMACY FOREST PARK, LLC
A Texas Corporation

By: /s/ Mark S. Heil
Name: Mark S. Heil
Its: Manager

DOUGHERTY’S PHARMACY HUMBLE, LLC
A Texas Corporation

By: /s/ Mark S. Heil
Name: Mark S. Heil
Its: Manager

DOUGHERTY’S PHARMACY EL PASO, LLC
A Texas Corporation

By: /s/ Mark S. Heil
Name: Mark S. Heil
Its: Manager

By: /s/ Andy Komuves
Name: Andy Komuves
Its: Manager

DOUGHERTY’S PHARMACY MCALESTER, LLC
A Texas Corporation

By: /s/ Mark S. Heil
Name: Mark S. Heil
Its: Manager

By: /s/ Andy Komuves
Name: Andy Komuves
Its: Manager

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